                                                              Exhibit 2.n.(iv)


                       CONSENT TO BEING NAMED AS TRUSTEE


         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Estee Lauder Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 29, 1998

                                         /s/ Donald J. Puglisi
                                        --------------------------------
                                        Donald J. Puglisi

                       CONSENT TO BEING NAMED AS TRUSTEE


         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Estee Lauder Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 29, 1998

                                        /s/ William R. Latham III
                                       --------------------------------
                                       William R. Latham III

                       CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Estee Lauder Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: May 29, 1998

                                         /s/ James B. O'Neil
                                       --------------------------------
                                       James B. O'Neil